THIS DEBENTURE (AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF) HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.


                       BOSTON RESTAURANT ASSOCIATES, INC.

                Variable Rate Convertible Subordinated Debenture
                ------------------------------------------------


$___________                                              Boston, Massachusetts
Debenture No. ____                                          December __, 1996


        FOR VALUE RECEIVED, Boston Restaurant Associates, Inc., a corporation organized and existing under the laws of the State of Delaware with its principal office at 999 Broadway, Suite 400, Saugus, MA (herein the "Company"), hereby promises to pay to the order of ___________________ the principal sum of _____________ Dollars $_________, together with interest thereon as hereafter provided.

        Interest on the principal sum shall accrue at the rate of eight percent (8%) per annum from the date hereof through December ___, 1997; ten percent (10%) per annum from December __, 1997 through December __, 1998; twelve percent (12%) per annum from December __, 1998 through December __, 1999; and fourteen percent (14%) per annum thereafter. Interest only shall be payable in cash in semiannual installments on June 30 and December 31 of each year commencing on June 30, 1997. A final payment of the principal sum (or the then outstanding principal balance, if less), together with all accrued but unpaid interest as of the date thereof shall be due and payable on December 31, 2011.

        This Convertible Subordinated Debenture is one of a series of a duly authorized issue of debentures of the Company designated as its Convertible Subordinated Debentures, all of like tenor, except as to the identifying number and principal amount thereof. This Convertible Subordinated Debenture is hereinafter referred to as this "Debenture," and the Convertible Subordinated Debentures issued as part of the series of the Company's Convertible Subordinated Debentures are hereinafter referred to as the "Debentures."


ARTICLE 1.   SUBORDINATION
---------    -------------

1.1 Subordination to Senior Indebtedness. The indebtedness evidenced by the Debentures, and the payment of the principal of (and premium, if any), and interest on the Debentures, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness. "Senior Indebtedness" means the principal of, and premium, if any, and interest on (i) any and all indebtedness owing by the Company, whether outstanding on the date hereof or hereafter created, for money borrowed from banks and other financial institutions which debts are evidenced by instruments stating that such indebtedness is superior in right of payment to the Debentures, (ii) any and all extensions or renewals of any of the foregoing, and (iii) any other indebtedness of the Company which the Company and the holders of more than 75% of the unpaid principal amount of the Debentures then outstanding may hereafter from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness.

1.2 No Payment if Default in Senior Indebtedness. No payment on account of principal of or interest on the Debentures shall be made, and no Debentures shall be redeemed or purchased directly or indirectly by the Company if at the time of such payment or purchase, or immediately after giving effect thereto,
(i) there shall exist a default in any payment with respect to any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

1.3 Payment upon Dissolution, Etc. Upon payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or other proceedings, all principal and interest due upon any Senior Indebtedness and other sums due under the instrument under which the same is outstanding shall first be paid in full, or payment thereof in full duly provided for, before any holders of the Debentures shall be entitled to receive or, if received, to retain any payment or distribution on account of the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which any holders of the Debentures would be entitled except for the provisions of this Article 1 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by any holders of the Debentures who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to any holders of the Debentures. In the event of any such dissolution, winding-up, liquidation or reorganization of the Company, the holders of the Debentures shall be entitled to be paid 100% of the principal amount thereof and accrued interest thereon before any distribution of assets shall be made among the holders of any class of shares of the capital stock of the Company in their capacities as holders of such shares.

             For purposes of this Section 1.3, the words "assets" and the phrase "cash, property or securities" shall not be deemed to include shares of Common Stock (as defined below) of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 1 with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

1.4 Rights of Holders Unimpaired. The provisions of this Article 1 are for the purposes of defining the relative rights of the holders of the Debentures and the holders of Senior Indebtedness and nothing in this Article 1 shall impair, as between the Company and any holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debentures the principal thereof and interest thereon, in accordance with the term of the Debentures, nor shall anything herein prevent any holders of the Debentures from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property, or securities otherwise payable or deliverable to the holder of the Debentures.

1.5 Holders of Senior Indebtedness. These provisions regarding subordination will constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination. The holder of this Debenture shall execute and deliver to any holder of Senior Indebtedness (i) any such instrument as such holder of Senior Indebtedness may request in order to confirm the subordination of this Debenture to such Senior Indebtedness upon the terms set forth in this Debenture, and (ii) any powers of attorney specifically confirming the rights of holders of Senior Indebtedness to enforce such subordination and all such proofs of claim, assignments of claim and other instruments as may be requested by the holders of Senior Indebtedness or their representatives to enforce all claims upon or in respect of this Debenture.

1.6 Payments on Debentures. Subject to Section 1.3, the Company may make payments of the principal of, and any interest or premium on, this Debenture, if at the time of payment, and immediately after giving effect thereto, (i) there exists no default in any payment with respect to any Senior Indebtedness and
(ii) there shall not have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting holders thereof to accelerate the maturity thereof, other than an event of default which shall have been cured or waived or shall have ceased to exist.

ARTICLE 2.   CONVERSION
---------    ----------

2.1 Definitions. For the purposes of this Article 2, the following definitions shall apply:

             (i) "Average Bid Price" per share of Common Stock on any date shall mean the average of the closing bid prices on NASDAQ, or any comparable system (as adjusted for any stock dividend, split, combination or reclassification that takes effect after the date hereof) for the applicable measurement period.

             (ii) "Board of Directors" shall mean the Board of Directors of this Company.

             (iii) "Common Stock" shall mean the Common Stock of the Company, $.01 par value.

             (iv) "Conversion Price" shall mean the amount set forth in Section 2.2, as adjusted pursuant to Sections 2.9 and 2.10.

             (v) "Original Issue Date" shall mean the date on which a Debenture was first issued.

2.2          Right of Conversion.

             (a) Optional Conversion. The holder of each Debenture shall have the right from time to time and at any time after the date hereof to convert the whole or any part of the principal balance thereof unpaid and outstanding from time to time into shares of fully paid and nonassessable Common Stock of the Company, at the conversion price in effect at the time of conversion, determined as hereinafter provided.

             (b) Mandatory Conversion. In the event the Average Bid Price of the Company's Common Stock for any sixty (60) consecutive trading days after the date hereof shall have been equal to or greater than $3.00, then all of the Debentures then outstanding shall automatically convert into shares of Common Stock at the then effective Conversion Price, as hereinafter provided. Notice of such mandatory conversion shall be sent by certified mail, postage prepaid, to each holder of Debentures at such holder's address appearing in the records of the Company specifying that a mandatory conversion has occurred. On or before the date so fixed in such notice, each holder of Debentures shall surrender his or her Debentures to the Company at the place designated for the number of shares of Common Stock to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of Debentures into Common Stock and payments in lieu of fractions set forth elsewhere in this Article 2 shall apply to the mandatory conversion of the Debentures.

             (c) Conversion Price. The initial Conversion Price shall be $1.25 per share. All calculations under this Article shall be made to the nearest cent.

2.3 Effect of Merger or Acquisition. In the event of a sale by the Company of all or substantially all of its assets or a merger or consolidation of the Company with or into another corporation or entity, and in the case of successive such sales, mergers and consolidations, thereafter the Debentures then outstanding shall be convertible into the number and kind of securities of the acquiring or surviving corporation (or such other entity whose securities are delivered in exchange for the Common Stock of the Company) to which the holders of the

Debentures would have been entitled if such holders had converted their Debentures into Common Stock or the common stock of any successor to the Company upon the consummation of such sale, merger or consolidation; and the Debentures shall thereafter be subject to adjustment in the manner and to the extent set forth herein.

2.4 Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Debentures. In lieu of any fractional share to which a holder of Debentures would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Debentures shall be entitled to convert the whole or any portion of the principal amount then outstanding into full shares of Common Stock, the holder shall surrender the Debenture at the office of the Company or of any transfer agent for the Debentures, and shall give written notice to the Company at such office that he or she elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Debentures a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable in order to avoid a conversion into fractional shares of Common Stock. Except as provided in
Section 2.3, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Debentures to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

2.5 No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Debentures against impairment.

2.6 Notices of Record Date, etc. In the event that the Company shall propose at any time to:

             (i) declare any dividend or distribution upon its Common Stock payable in Common Stock or other securities of the Company;

             (ii) subdivide or combine its outstanding shares of Common Stock;

             (iii) effect any reclassification or recapitalization of its Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or merge or consolidate with or into any other corporation, or sell all or substantially all of its assets, or liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall send to the holders of the Debentures:

                         (1) at least twenty (20) days' prior written notice of
the date on which a record shall be taken for such dividend, distribution, subdivision or combination or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined; or

                         (2) at least twenty (20) days' prior written notice of
the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other properties deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding-up.

             Each such written notice shall be given by certified or registered mail, postage prepaid, addressed to the holders of the Debenture, at the address for each such holder as shown on the books of the Company.

2.7 Reservation of Common Stock. The Company shall, at all times when the Debentures shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Debentures, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures.

2.8 Cancellation of Debentures. If a Debenture shall have been converted in part the holder shall be entitled to a new Debenture representing the unpaid principal balance of such Debenture remaining after deducting the principal amount converted. All Debentures which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such Debentures shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any Debentures so converted shall be retired and cancelled, and shall not be reissued.

2.9          Adjustment of Conversion Price.

             (a) Adjustment of Conversion Price. The Conversion Price shall be adjusted as set forth in this Section 2.9 with the intent that the rights of holders of the Debentures to convert shall not be impaired.

             (b) Adjustments for Combination or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

             (c) Stock Dividends and Subdivisions. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock by reclassification or otherwise than by payment of a dividend in Common Stock, then and in any such event, the Conversion Price in effect immediately prior to such subdivision or stock dividend shall forthwith be proportionately reduced.

             (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2.9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Debentures a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Debentures, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Debentures.

2.10 Validity of Shares. The Company agrees that all shares of Common Stock which may be issued upon conversion of the Debentures will, upon issuance, be legally and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company agrees that it will from time to time take all such action as may be requisite to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than the current Conversion Price of the Debentures. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Stock issuable upon conversion of the Debentures, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

ARTICLE 3.     RIGHT OF FIRST REFUSAL
---------      ----------------------

3.1 Voluntary Transfers. No Debenture Holder may sell, assign, pledge or otherwise dispose of the Debenture or any shares of Common Stock into which the Debentures are convertible, or any interest therein now held or hereafter acquired, in a private transaction, as opposed to a trade consummated on NASDAQ or comparable system, without first giving written notice to the Company (the "Notice of Proposed Transfer"). The Notice of Proposed Transfer shall include the name of the proposed transferee and all material terms of the proposed transfer and, shall be accompanied by a copy of the bona fide written offer to purchase the Debenture or such Common Stock, as the case may be, upon the terms set forth in the Notice of Proposed Transfer. The Notice of Proposed Transfer to the Company shall be deemed for all purposes to give the Company a first right of purchase (sometimes referred to as a right of first refusal) as provided herein. If the Company declines or fails to exercise its first right of purchase within 10 days after such Notice of Proposed Transfer, the Debenture Holder proposing to effectuate such transaction may, within 30 days from the date said right terminates, transfer the Common Stock to the proposed transferee upon the terms set forth in the Notice of Proposed Transfer.

3.2 First Right of Purchase. Upon receipt of the Notice of Proposed Transfer of intent to make a voluntary transfer under Section 3.1, the Company shall have a right to purchase the Debenture or the shares of Common Stock, as the case may be, to which such Notice relates at the price and in the manner specified herein before any other action is taken to sell, assign, transfer, pledge, or otherwise dispose of the Debenture or Common Stock, as the case may be. Such right shall continue for a period of 10 days from the receipt of the Notice of Proposed Transfer of a proposed transfer under Section 3.1. If the Company elects to exercise its first right of purchase, it shall so notify the holder of the Debenture or shares of Common Stock, as the case may be, and purchase the Debenture or shares of Common Stock, as the case may be, on the terms and conditions as are specified in such notice and shall specify the time and place for tender of the Debenture or certificates representing such shares of Common Stock.

3.3 Transfers in Violation of Debenture. If any transfer of the Debenture or shares of Common Stock is made or attempted contrary to the provisions of this Debenture, or if the Debenture or shares of Common Stock are not offered to the Company as required herein, the Company shall have the right to purchase said Debenture or shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided. In the event that the Company elects to exercise its first right of purchase, it may do so by cancelling the Debenture or certificate(s) representing the Common Stock, as the case may be, and depositing the purchase price determined hereunder in an interest bearing bank account for the benefit of Debenture Holder, whereupon such Debenture or shares of Common Stock shall be, for all purposes, cancelled and neither the Debenture Holder nor any transferee shall have any rights as one of its Debenture Holders with respect to such Debenture or Common Stock for any purpose, including without limitation dividend and voting rights, until there has been compliance with all applicable provisions of this Debenture. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law).

ARTICLE 4.   DEFAULT
---------    -------

4.1 Rights upon Default. The entire unpaid principal of this Debenture and the interest then accrued on this Debenture shall become and be immediately due and payable upon written demand of the holder of this Debenture, without any other notice or demand of any kind or any presentment or protest, if any one of the events set forth in Section 4.2 (each an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body.

4.2          Events of Default.  It shall be an Event of Default if:

             (a) default shall be made in the payment of any installment of interest or principal on any of the Debentures as and when due that is not cured within 90 days; or

             (b) there shall be a failure on the part of the Company duly to observe or perform any of the other covenants and agreements by the Company contained in this Debenture, which continues for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company; or

             (c) the Company (i) makes a general assignment for the benefit of creditors, (ii) applies for, consents to, acquiesces in, files a petition or an answer seeking, or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver, liquidator or assignment in bankruptcy or insolvency of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law relating to relief of debtors, or (iii) admits in writing its inability to pay its debts generally as they become due; or

             (d) a decree, order or judgment shall have been entered adjudging the Company a bankrupt or insolvent, or appointing a receiver, liquidator, trustee or assignee in bankruptcy or insolvency for it or for all or a substantial portion of its assets, or approving a petition seeking a reorganization, arrangement, or the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such decree, order or judgment shall remain undischarged and unstayed for a period of 90 days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within 90 days.

ARTICLE 5.   REGISTRATION RIGHTS
---------    -------------------

5.1 Demand Registration. If at any one time after the date of this Debenture, provided all of the Debentures have been converted into shares of Common Stock of the Company (the "Shares"), the Company receives a written request executed by the Holder(s) of at least sixty percent (60%) of the conversion shares underlying the series of Debentures of which this Debenture is a part to file a Registration Statement under the Securities Act of 1933, as amended (the "Act"), for a public offering of such Shares, the Company will promptly, and in any case not later than 75 days after receipt of the registration request, cause a Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") with respect to the number of Shares specified in the request and will use its reasonable best efforts to cause such Registration Statement to become effective. The Company will not be required to cause more than one Registration Statement to be filed pursuant to this Section 5.1.

5.2.    Piggyback Registration Rights.  The Company agrees as follows:

        (a) If the Company shall determine to register any shares of its Common Stock under the Act at any time and in connection therewith the Company may lawfully register any of the Shares, (other than pursuant to a registration statement on Form S-4. S-8 or any comparable form or filed in connection with an exchange offering of securities solely to the Company's existing shareholders) the Company will promptly give written notice thereof to the Holder. Upon the written request of the Holder within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Shares which the Holder has requested to be registered to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition of the Shares. However nothing herein shall prevent the Company from at any time abandoning or delaying any registration.

        (b) If any shares registered pursuant to this Section 5.2 shall be included in an underwritten public offering in whole or in part, the Company may require that the Shares requested for inclusion hereunder be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If and in the event that the managing underwriter of such public offering shall be of the opinion that inclusion of all of the Shares would adversely affect the marketing of the securities to be sold by the Company therein, then the number of Shares otherwise to be included in the underwritten public offering may be reduced on a pro rata basis with the shares proposed to be included in such offering by any other selling shareholder (exclusive of the Company).

        (c) The Holder hereof may not exercise the rights granted in this
Section 5.2 to effect the registration of the Shares under the Act prior to the conversion of the Debentures into shares of Common Stock of the Company.

        (d) Anything herein to the contrary notwithstanding, the Company shall not be obligated to provide the foregoing so-called "piggyback" registration rights on more than two occasions.

5.3 Registration Procedures. If and whenever the Company is required by the provisions of Article 5 to effect the registration of the Shares under the Act, the Company will:

        (a) prepare and file with the Commission a Registration Statement with respect to such securities, and use its best efforts to cause such Registration Statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

        (b) prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for such period as may be reasonably necessary to effect the sale of such Shares, not to exceed nine months; provided, however, that in the event any amendment or supplement to a Registration Statement is required to be filed pursuant to paragraph (g) of this Section 5.3, and such filing results in the suspension of the effectiveness of such Registration

Statement, such nine month period shall be extended by the period during which the effectiveness of such Registration Statement has been suspended;

        (c) furnish to the Holder participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

        (d) use its reasonable efforts to register or qualify the securities covered by such Registration Statement under the state securities or blue sky laws of such jurisdictions as the Holder may reasonably request within 20 days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

        (e) notify the Holder promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

        (f) notify the Holder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

        (g) prepare and promptly file with the Commission and promptly notify the Holder of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

        (h) advise the Holder promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

        (i) furnish on the effective date of the Registration Statement to the Holder and any underwriters, at the closing provided for in the underwriting agreement, an opinion of counsel for the Company and a letter from the independent certified public accountants for the Company, in form and substance customary for similar offerings.

5.4 Expenses. All expenses in connection with, or incidental to, the preparation and filing of any Registration Statement pursuant to this Article 5 hereof, any registration or qualification under securities or blue sky laws of states in which the offering will be made, and any filing fee of the National Association of Securities Dealers, Inc. ("NASD") relating to such offering, shall be borne by the Company (the "Company Obligations"); provided, however, that the Holder shall bear its pro rata share of the underwriting discount and commissions, underwriting expense allowances and transfer taxes, all reasonable documented fees and disbursements of Holder's counsel, and, to the extent required by applicable state securities laws and NASD rules and regulations, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Shares to be offered are to be registered or qualified.

5.5     Indemnification.

        (a) The Company will indemnify and hold harmless the Holder and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

        (b) The Holder will indemnify and hold harmless the Company, its directors and officers, any underwriter and any controlling person of such underwriter from and against, and will reimburse the Company, underwriter or controlling person with respect to, any and all loss, damage, liability, cost or expense to which the Company, any underwriter or any controlling person thereof may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in any Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon written information furnished by such Holder specifically for use in the preparation thereof. The maximum liability for indemnification hereunder of the Holder shall not exceed, in the aggregate, the aggregate dollar amount of gross proceeds received by the Holder on account of the Shares which are included in a Registration Statement pursuant to this Article 5 hereof.

5.6 Unregisterable Shares. Notwithstanding anything to the contrary contained herein, the registration rights contained herein (both demand and "piggyback") shall not apply to any Shares which may be sold without restriction pursuant to Rule 144(k) of the Act.

ARTICLE 6.   MISCELLANEOUS
---------    -------------

6.1 Voting Rights. This Debenture shall not confer upon the holder any voting or other rights of a stockholder of the Company.

6.2 Exchange or Replacement of Debentures. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, the Company, upon delivery of a bond of indemnity satisfactory to it (or in case of mutilation upon surrender and cancellation of such Debenture), will issue a new Debenture of like tenor in lieu of such lost, stolen, destroyed or mutilated Debenture.

6.3 Place of Payment. The Company will pay the interest and premium on and any prepayments of principal of the Debentures without any presentment thereof and without notation of such payment being made thereon, notwithstanding any contrary provisions of the Debentures, by check duly mailed to the holder at the address shown in the records of the Company or in accordance with any unrevoked written direction from the holder to the Company.

6.4 Securities Act of 1933. This Debenture has not been registered under the Act and may not be sold, transferred or assigned unless so registered or an exemption from registration under the Act is available. Upon conversion of this Debenture, the holder may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the shares of Common Stock issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Act.

6.5 Amendment. With the consent of the holders of at least a majority in aggregate principal amount of the Debentures then outstanding, the Company may amend the Debentures to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Debentures which shall not be inconsistent with the provisions of the Debentures; provided, however, that such action shall not adversely affect the interest of the holders of the Debentures. The Company shall give prompt notice of any such amendment to the holders of the Debentures.

             With the consent of the holders of at least a majority in aggregate principal amount of the Debentures then outstanding, the Company may amend the Debentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions, of the Debentures; provided, however, that no such amendment shall, without the consent of the holder of each outstanding Debenture affected thereby,

             (a) change (i) the maturity of the principal of, or any installment of interest on, any Debenture or (ii) the coin or currency in which the principal of or interest on any Debenture is payable, or

             (b) reduce the principal amount thereof or the interest rate thereon, or

             (c)  change the Conversion Rate, or

             (d) reduce the percentage in principal amount of the outstanding Debentures, the consent of whose holders is required for any such amendment, or the consent of whose holders is required for any waiver provided for in the Debentures; or

             (e) change the registration rights provisions contained in
Article 5.

             Prompt written notice that this Debenture has been amended in accordance with the terms of this Article 5 shall be given to each holder of Debentures.

             Upon amendment, the Debentures shall be modified in accordance therewith, such amendment shall form a part of this Debenture for all purposes, and every subsequent holder of Debentures shall be bound thereby.

5.6 Notice. All notices, requests, consents and demands shall be made in writing and shall be given by certified or registered mail, postage prepaid, or delivered by hand, to the Company or to the holder hereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

             If to the holder:
             -------------------------------

             -------------------------------

             -------------------------------

             If to the Company:

             Boston Restaurant Associates, Inc.
             c/o George R. Chapdelaine, President
             999 Broadway, Suite 400
             Saugus, MA 01906
             Fax Number:  (617) 231-5225

             with a copy to:

             Brown, Rudnick, Freed & Gesmer
             One Financial Center
             Boston, MA 02111
             Attn:  Gordon R. Penman, Esquire
             Fax Number:  (617) 856-8201

5.7 Successors and Assigns. This Debenture, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of the Debenture, and their respective heirs, successors and assigns.

5.8 Transfer of Debenture or Shares. Except as provided in Article 3, neither this Debenture nor the shares of Common Stock into which this Debenture may be converted, or any of them, may be sold, transferred, pledged or otherwise conveyed, in whole or in part, by the Debenture Holder. Any attempted conveyance by the Debenture Holder shall be deemed void and of no effect except as provided in Article 3.

5.9 Governing Law. This Debenture shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

             IN WITNESS WHEREOF, this Debenture has been executed and delivered as a sealed instrument at the place and on the date set forth above by the duly authorized representatives of the Company.


                                           BOSTON RESTAURANT ASSOCIATES, INC.

[corporate seal]

ATTEST:                                    By:
                                               ---------------------------------
                                               George R. Chapdelaine, President


----------------------------
Secretary